UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2022

SUPER MICRO COMPUTER, INC.
(Exact name of registrant specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
(408) 503-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

New Credit Facility

On January 7, 2022 (the “Effective Date”), Super Micro Computer Inc., Taiwan (the “Subsidiary”), a Taiwan corporation and wholly-owned subsidiary of Super Micro Computer, Inc. (the “Company”), entered into a General Loan, Export/Import Financing, Overdraft Facilities and Securities Agreement (the “Loan Agreement”) with the Taiwan affiliate of HSBC Bank (the “Bank”). The Loan Agreement provides for borrowings in the form of loans, export/import financings, overdrafts, commercial paper guaranties, and other types of drawdown instruments. The Loan Agreement has customary default provisions permitting the Bank to terminate or reduce the credit limit, shorten the credit period, or deem all liabilities due and payable, including in the event the Subsidiary fails to make payment of sums under another agreement which permits acceleration of maturity of such indebtedness. The Company is not a guarantor of the Loan Agreement.

Terms for specific drawdown instruments issued under the Loan Agreement, such as credit amount, term of use, mode of drawdown, specific lending rate, and other relevant terms, may be set forth in Facility Letters (a “Facility Letter”) negotiated with the Bank. Under a Facility Letter entered into on the Effective Date, the Subsidiary and the Bank have agreed to a US$30 million export/seller trade facility under the Loan Agreement with a tenor of 120 days. The interest rate thereunder is based on the Bank’s base rate plus a fixed margin, subject to adjustment under certain circumstances. Interest payments are due on a monthly basis, and principal is repayable on the due date.

Amounts due under the Facility Letter are currently not secured, but subject to the Bank’s right of set-off and right to repayment on demand and call for cash cover.

The foregoing descriptions of the Loan Agreement and Facility Letter do not purport to be complete and are qualified in their entirety by reference to the full and complete terms of such documents, copies of which are filed hereby as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	General Loan, Export/Import Financing, Overdraft Facilities and Securities Agreement dated as of January 7, 2022 between Super Micro Computer, Inc. Taiwan and HSBC Bank (Taiwan) Limited
10.2	Facility Letter dated as of January 7, 2022 between Super Micro Computer, Inc. Taiwan and HSBC Bank (Taiwan) Limited
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: January 13, 2022	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board